UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 20, 2015

(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of registrant as specified in its charter)

Michigan	0-15940	38-2702802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

280 Daines Street, Suite 300, Birmingham, MI 48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

An ad-hoc meeting of the Board of Directors was held on October 5, 2015 to discuss various issues regarding the management of the Partnership.

The Board of Directors voted in favor of the following recommendations from management:

1.	To utilize excess cash reserves generated from the recent sale of four communities as follows:

a)	to gradually increase quarterly distributions as determined by management

b)	to judiciously expand the lease home program by purchasing additional homes for lease

c)	for capital expenditures

d)	to extinguish the first mortgage at Ardmor Village once the prepayment window opens in June 2018, whereby the Partnership has the option to pay off the first mortgage without penalty and thereby reduce interest expense in the event that interest expense exceeds interest income

2.	To replace the annual appraisal for the three remaining communities with a Broker Opinion of Value, given the disparity between the most recent appraisals and actual sale prices

3.	To decline an unsolicited offer on Sunshine Village and to allow management to continue its annual review of whether to sell a community

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING
COMMUNITIES INCOME FUND II

          (Registrant)

Dated: October 20, 2015

By: Genesis Associates Limited Partnership,

       General Partner

By: Uniprop Inc.,
       its Managing General Partner

By: /s/ Susann E. Kehrig

Susann E. Kehrig, Principal Financial Officer